Exhibit 23.4


                                POWER OF ATTORNEY


         The undersigned directors of Cunningham Graphics International, Inc. (the "Company") hereby appoint Michael R. Cunningham and Robert M. Okin, and each of them severally, as their true and lawful attorneys-in-fact, (i) to execute, in their names and capacities as directors of the Company, registration statements on Form S-8 and all exhibits, amendments and supplements thereto to register the Common Stock of the Company authorized for issuance pursuant to each of the Cunningham Graphics International, Inc. 1998 Stock Option Plan and the Cunningham Graphics International, Inc. Directors' Stock Option Plan, and
(ii) to file, in the name and on behalf of the Company, such registration statements and any related documents with the Securities and Exchange Commission under the Securities Act of 1993, as amended and/or the Securities Exchange Act of 1934, as amended.

         This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Company.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on May 4, 1998.


/s/ Gordon Mays                               /s/ Laurence Gerber
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Gordon Mays                                   Laurence Gerber


/s/ Arnold Spinner                            /s/ Stanley J. Moss
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Arnold Spinner                                Stanley J. Moss


/s/ James J. Cunningham
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James J. Cunningham